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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Acorda Therapeutics, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-131846) on Form S-8 and in the registration statements (Nos. 333-143348 and 333-147163) on Form S-3 of Acorda Therapeutics, Inc. of our reports dated March 10, 2008, with respect to the consolidated balance sheets of Acorda Therapeutics, Inc. and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Acorda Therapeutics, Inc. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" as of January 1, 2006.

/s/ KPMG LLP
Short Hills, New Jersey
March 10, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm